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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Brooke Group Ltd.

We consent to the incorporation by reference of our report dated March 9, 1995 in the registration statement on Form S-8 of Brooke Group Ltd., relating to the consolidated statements of operations, stockholders' deficiency and cash flows of MAI Systems Corporation for the year ended December 31, 1994 and related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Brooke Group Ltd.


KPMG Peat Marwick LLP


Orange County, California
March 27, 1997